Exhibit 4.1

[FORM OF STOCK CERTIFICATE]
NUMBER		SHARES
MISCOR GROUP, LTD.

INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA
COMMON STOCK

CUSIP NO. 60477P 10 2

THIS CERTIFIES that	SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, WITHOUT PAR VALUE, OF

MISCOR Group, Ltd., transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. The certificate and the shares represented hereby are subject to all the terms, conditions and limitations of the Articles of Incorporation and Code of By-Laws of the Corporation, including all amendments thereto and supplements thereof. Any transferee of this Certificate should consult the Corporation's Articles of Incorporation and Code of By-Laws with respect to any such restrictions, including any amendments thereto which may restrict the rights of the holder of this Certificate and may be adopted by the Corporation at a date later than the date this Certificate is issued. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and its Corporate seal to be hereunto affixed.

Dated:

James M. Lewis, Secretary	John A. Martell, President and Chief Executive Officer

[STATEMENT FOR BACK OF CERTIFICATE]

MISCOR GROUP, LTD.

A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS OF SHARES AND THE VARIATIONS IN RIGHTS, PREFERENCES, AND LIMITATIONS DETERMINED FOR EACH SERIES (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS OF FUTURE SERIES) OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common	UNIF GIFT MIN ACT -- ________ Custodian_______
TEN ENT -- as tenants by the entireties	(Cust) (Minor)
JT TEN -- as joint tenants with right of survivorship	Under Uniform Gifts to Minors
and not as tenants in common	Act_______________________
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ____________________ do hereby sell, assign and transfer unto

Please insert Social Security or other
identifying number of Assignee

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____________________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

In presence of

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

The signature(s) of the assignor(s) must be guaranteed hereon by a participant in either the Securities Transfer Agent’s Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP), or the New York Stock Exchange Medallion Program (MSP).